                        PARENT VOTING AND PROXY AGREEMENT

                           DATED AS OF APRIL 29, 1996

                                      AMONG

                            UUNET TECHNOLOGIES, INC.

                                       AND

                                EACH OTHER PERSON

                      LISTED ON THE SIGNATURE PAGES HEREOF

                  PARENT VOTING AND PROXY AGREEMENT, dated as of April 29, 1996, (this "Agreement") among UUNET TECHNOLOGIES, INC., a Delaware corporation (the "Company") and each other person listed on the signature pages hereof (each, a "Stockholder").


                  WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of common stock, $0.01 par value (the "Common Stock"), of MFS COMMUNICATIONS COMPANY, INC., a Delaware corporation ("Parent"), set forth opposite such Stockholder's name on Exhibit A hereto (all such shares now owned of record and which may hereafter be acquired, as a result of exercise of an option to acquire shares of Common Stock or otherwise, by such Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

                  WHEREAS, the Company, Parent and MFS GLOBAL INTERNET SERVICES, INC., a wholly owned subsidiary of Parent ("Sub"), have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement), which provides, upon the terms and subject to the conditions set forth therein, for the merger of Sub with and into the Company (the "Merger"); and

                  WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement and in furtherance of the acquisition of the Company by Parent, the Company has have required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, each Stockholder has agreed, severally and not jointly, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and agreements contained herein, the parties hereto agree as follows:

                                   Article I.

                          TRANSFER AND VOTING OF SHARES

                  Section 1.1. Voting Agreement. Each Stockholder hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Parent, however called, and in any action by consent of the stockholders of Parent, such Stockholder shall vote the Shares in favor of the Parent Share Proposal.

                  Section 1.2. No Disposition or Encumbrance of Shares and Options. Each Stockholder hereby covenants and agrees that, from the date hereof to the termination of this Agreement, it shall not, and shall not offer or agree to, sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any Encumbrance (as hereinafter defined) on the Shares at any time prior to the Effective Date.

                  Section 1.3.  Voting of Shares; Further Assurances.

                  (a) Each Stockholder, by this Agreement, with respect to its Shares, does hereby constitute and appoint the Company, or any nominee of the Company, with full power of substitution, from the date hereof to the earlier to occur of the termination of this Agreement or the Effective Date, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to vote each of such Shares as its Proxy, at every annual, special or adjourned meeting of the stockholders of Parent, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to Parent that the law of the State of Delaware may permit or require in favor of the Parent Share Proposal and the transactions contemplated by the Merger Agreement.

         THIS POWER OF ATTORNEY IS IRREVOCABLE, IS GRANTED IN CONSIDERATION OF PARENT AND SUB ENTERING INTO THE MERGER AGREEMENT AND IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. This appointment shall revoke all prior attorneys and proxies appointed by any Stockholder at any time with respect to the Shares and no subsequent attorneys or proxies will be appointed by such Stockholder, or be effective, with respect thereto.

                  (b) Each Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

                  Section 1.4.  Legends.

                  (a) Each Stockholder shall instruct Parent to cause each certificate of any Stockholder evidencing the Shares to bear a legend in the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE PARENT VOTING AND PROXY AGREEMENT DATED AS OF APRIL 29, 1996, AS IT MAY BE AMENDED, AMONG UUNET TECHNOLOGIES, INC. AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

                  (b) In the event that the Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, Parent shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by
         Section 1.4(a).

                                   Article II.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder, severally and not jointly, hereby represents and warrants to the Company as follows:

                  Section 2.1. Due Organization, Authorization, etc. Such Stockholder has all requisite power to execute and deliver this Agreement, to appoint the Company as its Proxy and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming its due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

                  Section 2.2.  No Conflicts, Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any statute, law, ordinance, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its properties is bound or affected, or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of such Stockholder, including, without limitation, the Shares, pursuant to, any indenture or other loan document provision or other contract, license, franchise, permit or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Stockholder of its obligations under this Agreement.

                  (b) The  execution  and  delivery  of this  Agreement  by such
         Stockholder do not, and the performance of this agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except where the failure to obtain such consents,  approvals,  authorizations  or permits,  or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                  Section 2.3. Title to Shares. Such Stockholder is the record and beneficial owner of the Shares set forth opposite such Stockholder's name on Exhibit A hereto, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity, option, proxy, voting restriction, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind ("Encumbrances"), other than pursuant to this Agreement.

                                  Article III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each Stockholder as follows:

                  Section 3.1. Due Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company has been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                                   Article IV.

                                  MISCELLANEOUS

                  Section 4.1. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

                  Section 4.2. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or such other address for a party as shall be specified in a notice given in accordance with this Section 4.2):

                           If to a Stockholder:

                           Prior to May 18, 1996
                           c/o MFS Communications Company, Inc.
                           3555 Farnam Street, 2nd Floor
                           Omaha, Nebraska  68131
                           Attention:  General Counsel
                           Facsimile No.:  (402) 977-5335

                           On or after May 18, 1996
                           c/o MFS Communications Company, Inc.
                           11808 Miracle Hills Drive
                           Omaha, Nebraska  68154
                           Attention:  General Counsel
                           Facsimile No.:  (402) 231-3545

                           With a copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  John S. D'Alimonte, Esq.
                           Facsimile No.:  (212) 821-8111

                           If to the Company:

                           UUNET Technologies, Inc.
                           3060 Williams Drive
                           Fairfax, Virginia 94301
                           Attention:  General Counsel
                           Facsimile No.: (703) 206-5807

                           with a copy to:

                           Heller Ehrman White & McAuliffe
                           525 University Avenue
                           Palo Alto, California 94301
                           Attention:  August J. Moretti, Esq. and
                                    Richard Friedman, Esq.
                           Facsimile No.:  (415) 324-0638

                  Section 4.3. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 4.4. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  Section  4.5.   Assignment,   Binding  Effect.   Neither  this
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  Section 4.6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section 4.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

                  Section 4.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  Section 4.9. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 4.10. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                       UUNET TECHNOLOGIES, INC.



                                       By       /s/ Martina W. Knee
                                         Name:  Martina W. Knee
                                         Title: Vice President and
                                                General Counsel




                                       /s/ James Q. Crowe
                                       James Q. Crowe

                  Section 4.11. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel




                                     /s/ Howard Gimbel
                                     Howard Gimbel

                  Section 4.12. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel




                                    /s/ William Grewcock
                                    William Grewcock

                  Section 4.13. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                    /s/ Royce J. Holland
                                    Royce J. Holland

                  Section 4.14. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                     /s/ Richard R. Jaros
                                     Richard R. Jaros

                  Section 4.15. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                     /s/ Robert E. Julian
                                     Robert E. Julian

                  Section 4.16. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                    /s/ Ronald W. Roskens
                                    Ronald W. Roskens

                  Section 4.17. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                    /s/ Walter Scott, Jr.
                                    Walter Scott, Jr.

                  Section 4.18. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                    /s/ Kenneth E. Stinson
                                    Kenneth E. Stinson

                  Section 4.19. Termination. This Agreement shall terminate and be of no further force and effect, automatically and without any required action of the parties hereto, at the time of the earlier to occur of (i) the Effective Date or (ii) November 30, 1996.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has executed this Agreement, all as of the date first written above.

                                    UUNET TECHNOLOGIES, INC.



                                    By       /s/ Martina W. Knee
                                      Name:  Martina W. Knee
                                      Title: Vice President and
                                             General Counsel



                                    /s/ Michael B. Yanney
                                    Michael B. Yanney

                                                                     Exhibit A

                              List of Stockholders


                                                      Number of Shares of Common
                                                                   Stock
Name of Stockholder

James Q. Crowe                                                   467,140
Howard Gimbel                                                    159,918
William Grewcock                                               3,569,106
Royce J. Holland                                                  61,468
Richard R. Jaros                                                 355,760
Robert E. Julian                                               1,192,820
Ronald W. Roskens                                                  9,784
Walter Scott, Jr.                                              9,423,826
Kenneth E. Stinson                                               139,406
Michael B. Yanney                                                  1,784